DEREK RESOURCES CORPORATION

Suite 1730, 355 Burrard Street

Vancouver, B.C. V6C 2G8

Telephone: (604) 331-1757

Fax: (604) 669-5193

December 27, 2002

B.C. Securities Commission

Executive Director

P.O. Box 10142, Pacific Centre, 701 West Georgia Street

Vancouver, B.C., V7Y 1L2

Dear Sirs:

RE:

DEREK RESOURCES CORPORATION

MAILING ON DECEMBER 27,2002

QUARTERLY FINANCIAL STATEMENTS

FOR THE PERIOD ENDING OCTOBER 31, 2002

We confirm that on the above date, the material issued was forwarded by mail to all the persons on the Supplementary Mailing List obtained by the transfer agent Computershare Trust Company of Canada.

Yours truly,

DEREK RESOURCES CORPORATION.

/s/ Brent Ehrl

Brent Ehrl, Officer

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